Exhibit 21.1

SUBSIDIARIES

AsureCare Corp.

Goodman Appliance Holding Company

Goodman Canada, L.L.C.

Goodman Company Canada

Goodman Company, L.P.

Goodman Distribution, Inc.

Goodman Global Holdings, Inc.

Goodman Holding Company

Goodman Holding Company, L.L.C.

Goodman II Holdings Company, L.L.C.

Goodman Manufacturing I LLC

Goodman Manufacturing II LLC

Goodman Manufacturing Company, L.P.

Goodman Sales Company

Nitek Acquisition Company, L.P.

Pioneer Metals Inc.

Quietflex Holding Company

Quietflex Manufacturing Company, L.P.